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                                                                   Exhibit 3.100

                                    BY-LAWS

                                       OF

                            SPORTSLIFE ROSWELL, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Georgia, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     Section 2. Date, Hour and Purpose of Annual Meetings of Stockholders. Annual Meetings of Stockholders shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast by the shares entitled to vote in the election of a meeting at which a quorum is present, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of the By-laws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

     Section 3. Special Meetings of Stockholders. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or any Vice President, the Secretary or by the Board of Directors, and shall be called by any of the foregoing at the request in writing of stockholders owning a majority of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such request shall be signed, dated and delivered to the Corporation and state the purpose or purposes of the meeting.

     Section 4. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of Georgia, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation. If not otherwise fixed under the Georgia Business Corporation Code (the "Code") Section 14-2-703 or 14-2-707, the record date for determining shareholders
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entitled to notice of and entitled to vote at an annual or special shareholders'
meeting is the close of business on the day before the first notice is delivered to shareholders.

          An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          Section 5.    Quorum of Stockholders.

                 (a) Unless otherwise provided by the laws of Georgia, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

                 (b) The holders of a majority of the voting shares represented at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to annual as well as special meetings, including any meetings that are adjourned and reconvened. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required By-law.

                 (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

                 (d) The Board of Directors may fix a new record date if the Board of Directors desires, but must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If a new record date is not fixed, the determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting.

          Section 6. Chairman and Secretary of Meeting. The Chairman, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

          Section 7. Voting by Stockholders. Except as may be otherwise provided by the Articles of Incorporation or by these By-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a

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ATL01/11462723vl
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majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Georgia, the Articles of Incorporation or these By-laws.

     Section 8. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

     Section 9. Consents. The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by all shareholders entitled to vote thereon or, if so provided in the Articles of incorporation, by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. The Corporation must also meet further requirements of the Code concerning these consents, including giving written notice of the action taken when less than all shareholders execute the written consent.

                                   ARTICLE II

     Section 1.  Registered Office.

             (a) The Corporation shall continuously maintain in the State of Georgia a registered office that may be the same as any of the Corporation's places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the State of Georgia.

             (b) In addition to its registered office in the State of Georgia, the Corporation may have an office or offices in such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation

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except such as are by the laws of Georgia or the Articles of Incorporation or these By-laws required to be exercised or done by the stockholders.

     Section 2. Number, Method of Election, Terms of Office of Directors. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, but the number shall not be less than one provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. The terms of all other directors shall expire at the next annual shareholders' meeting following their election. Despite the expiration of a director's term, the director shall continue to serve until a successor is elected and qualifies or until there is a decrease in the number of directors.

     Section 3.     Vacancies on Board of Directors.

          (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (b) Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 4.     Meetings of the Board of Directors.

          (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Georgia.

          (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

          (c) The first meeting of each newly elected Board of Directors, except the initial Board of Directors, shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

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          (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

          (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivery via facsimile or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

          Section 5. Quorum and Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Georgia, the Articles of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 6. Presiding Officer and Secretary of Meeting. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

          Section 7. Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

          Section 8. Executive Committee. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board and another shall be the Vice Chairman of the Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.


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     Section 9. Other Committees. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

     Section 10. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Executive Officers of the Corporation. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors also may appoint a Vice Chairman of the Board, and such additional Vice Presidents, Assistant Secretaries and Assistant Treasurers as they shall deem necessary. Any two offices may be filled by the same person. None of the officers need be a member of the Board except the Chairman of the Board and the Vice Chairman of the Board. The officers will have the authority and shall perform the duties as set forth in these By-laws. The other officers that are appointed will have the authority and shall perform the duties as established by the Board of Directors from time to time.

     Section 2. Choosing of Executive Officers. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a Chairman, a President, a Vice President, and a Secretary and a Treasurer.

     Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. Salaries. The salaries of all officers and agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors.

     Section 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

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     Section 6.     Chairman of the Board. The Chairman of the Board shall
preside at all meetings of the Board of Directors and of the stockholders. In the absence or disability of the Chairman of the Board: (a) the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and (b) the powers and duties of the Chairman of the Board shall be exercised jointly by the Vice Chairman of the Board and the President until such authority is altered by action of the Board of Directors. The Chairman of the Board shall present to the Annual Meeting of Stockholders a report of the business of the preceding fiscal year.

     Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as are provided in these By-laws or as may be delegated to him by the Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

     Section 8. President. The President shall have such powers and perform such duties as are provided in these By-laws or as may be delegated to him by the Board of Directors or the Chairman of the Board. The President shall be the Chief Executive Officer of the Corporation and shall have all the duties and responsibilities previously enumerated for the Chairman of the Board. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the stockholders.

     Section 9. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Company and shall exercise and perform all duties incident to the office of the Chief Executive Officer. He shall have direct supervision of the other officers and shall also exercise and perform such powers and duties as may be assigned to him by the Board of Directors.

     Section 10. Powers and Duties of Vice Presidents. Any Vice President designated by the Board of Directors shall, in the absence, disability, or inability to act of the President, perform all duties and exercise all the powers of the President and shall perform such other duties as the Board may from time to time prescribe. If the Corporation has more than one Vice President, the one designated by the Board of Directors to act in lieu of the President shall act in lieu of the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

     Section 11.    Powers and Duties of Treasurer and Assistant Treasurers.

            (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President or

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the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

     (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

     (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

     (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

Section 12.    Powers and Duties of Secretary and Assistant Secretaries.

     (a) The Secretary shall attend all meetings of the Board, all meetings of the stockholders, and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of the By-laws and as required by the laws of Georgia. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

     (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

     (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.


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                                   ARTICLE V

                                 CAPITAL STOCK

     Section 1. Stock Certificates.

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

          (b) If such a certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Georgia law, any other signature on the certificate may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form, not inconsistent with the Articles of Incorporation and the Code, as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

     Section 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Georgia.

     Section 3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so. Notwithstanding the foregoing, the Corporation has no duty to register the

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transfer of a share unless: (a) the certificate representing that share has been endorsed by the appropriate person or persons; (b) reasonable assurance has been given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective; (c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty; (d) the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and (e) the transfer is in fact rightful or is to a bona fide purchaser.

     Section 4. Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     Section 5. Transfer Agent, Registrar, Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     Section 6. Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than seventy days before the date of a meeting of the stockholders, or any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the Corporation shall determine the record date in accordance with the Code.

                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION

     Section 1. Voting. Unless the Board of Directors shall otherwise order, the Chairman, the Vice Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all

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rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Section 2. General Authorization to Transfer Securities Held by the Corporation.

          (a) Any of the following officers, to-wit: the Chairman, the President, any Vice President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph(a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is still in full force and effect.

                                  ARTICLE VII

                                   DIVIDENDS

     Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and in accordance with the Code.

     Section 2. Record Date. The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation's shares). If the Board of Directors does not fix a future date as the record date, the Corporation shall determine the record date in accordance with the Code

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                                  ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     Section 1. Definitions and References. Terms used in this Article shall have the meanings assigned such terms in Part 5 of Article 8 of the Code. Whenever in this provision reference is made to a specific section of the Code, such reference shall be deemed to refer to such section as amended from time to time or any successor provision.

     Section 2. Indemnification of and Advancement of Expenses to Directors. The Corporation shall indemnify and advance expenses to its directors to the full extent and under the conditions that a Georgia corporation is permitted, without shareholder approval, to indemnify and advance expenses to its directors under Part 5 of Article 8 of the Code, as amended from time to time, other than the provisions of Section 14-2-856 thereof.

     Section 3. Indemnification of and Advancement of Expenses to Officers, Employees and Agents. The Corporation shall indemnify and advance expenses to its board-elected officers who are not directors (and may, if authorized for a specific proceeding, indemnify and advance expenses to its other employees and agents who are not board-elected officers or directors) to the same extent and under the same conditions as to directors. No advancement or reimbursement of expenses to officers, employees or agents in accordance with the foregoing sentence shall be made unless the proposed indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 14-2-851(a), and he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article or Part 5 of Article 8 of the Code.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign Corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or under Part 5 of
Article 8 of the Code.

     Section 5. Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and board-elected officers shall be a contract right and shall not be affected adversely to any director or board-elected officer by any amendment of these By-laws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his


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
or her capacity as such) the right to consent or object to any subsequent amendment of these By-laws.

     Section 6. Non-exclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.

     Section 7. Amendments. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any director or board-elected officer of the Corporation with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

     Section 8. Conflicts with Code. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Code, such provisions of the Code shall govern.

     Section 9. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.



                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Signatures of Officers. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 3. Seal. Upon resolution of the Board of Directors, the Corporation may elect to have a corporate seal. In such event, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Georgia". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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
     Section 4. Inspection of Records. The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in
Section 14-2-1602(c) of the Code is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.

     Section 5. Conflict with Articles of Incorporation. In the event that any provision of these By-laws conflicts with any provision of the Articles of Incorporation, the provision in the Articles of Incorporation will govern.

                                   ARTICLE X

                      WAIVER OF OR DISPENSING WITH NOTICE

     Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Georgia, the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

     The Board of Directors may amend or repeal the By-laws or adopt new By-laws unless the Articles of Incorporation or the Code reserves this power exclusively to the shareholders or unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw. The shareholders may amend or repeal the By-laws or adopt new By-laws even though the By-laws may also be amended or repealed by the Board of Directors. In amending or repealing By-laws or adopting new By-laws, the Board of Directors and the shareholders shall comply with any other applicable provisions of the Code.

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